                                                              Exhibit 5.1

                                Nixon Peabody LLP
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-1051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                                 August 18, 2005

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Gentlemen:

     We have  acted as counsel  to Home  Properties,  Inc.  (the  "Company")  in connection  with  the  Registration  Statement  on Form S-8  filed  today by the
Company with the Securities and Exchange  Commission under the Securities Act of
1933,  as amended (the Act),  relating to the  registration  of 50,000 shares of common  stock,  par value  $0.01 per share (the  "Common  Stock"),  which may be issued  from  time to time and  relating  to the Home  Properties,  Inc.  Second
Amended and Restated Director Deferred Compensation Plan (the "Plan").

     We have examined the originals or copies, certified or otherwise identified to our  satisfaction,  of such  records of the Company and all such  agreements,
certificates   of  public   officials,   certificates   of   officers  or  other
representatives  of the  Company,  and such other  documents,  certificates  and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth  herein,  including (i) the Articles of Amendment and
Restatement of the Articles of Incorporation  of the Company,  as amended to the date hereof (the  "Articles  of  Incorporation"),  (ii) the Amended and Restated
By-Laws of the  Company,  as amended to the date hereof (the  "By-Laws"),  (iii)
certified  copies of certain  resolutions duly adopted by the Board of Directors of the Company,  and (iv) the Second  Amended and Restated  Agreement of Limited
Partnership,  as amended (the "Partnership Agreement") of Home Properties,  L.P.
(the "Operating  Partnership").  As to factual matters  material to the opinions set forth below we have relied, without investigation,  upon the representations and  statements  of  the  Company  in the  Registration  Statement  and in  such certificates  of  government  officials  and  officers of the Company as we have deemed necessary for the purposed of the opinions expressed herein.

     The  opinions  stated  herein are limited to the federal laws of the United
States, the laws of the State of New York and the General Corporation Law of the
State of Maryland.

     Based upon and subject to the conditions and  limitations set forth herein, we are of the opinion that:

     When the Registration  Statement has become effective under the Act and the shares of Common Stock have been issued in accordance with the Plan, such shares of Common Stock issued will be duly authorized,  validly issued,  fully paid and non-assessable by the Company.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the above-referenced Registration Statement.

                                                     Very truly yours,
                                                     /s/Nixon Peabody LLP